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                                                                    EXHIBIT 10.j

                                 MASCOTECH, INC.

                             1984 STOCK OPTION PLAN

                    (Amended and Restated September 21, 1999)

ARTICLE I.  PURPOSE

         The purpose of the 1984 Stock Option Plan (the "Plan") is to secure for MascoTech, Inc. (the "Company") and its stockholders the benefits inherent in stock ownership by selected key employees of and consultants to the Company and its subsidiaries and affiliated companies who in the judgment of the committee responsible for the administration of the Plan are largely responsible for the Company's growth and success. The Plan is designed to accomplish this purpose by offering such employees and consultants an opportunity to purchase shares of the Common Stock of the Company. For purposes of the Plan a "subsidiary" is any corporation in which the Company owns, directly or indirectly, stock possessing more than fifty percent of the total combined voting power of all classes of stock. For purposes of Articles III and VII of the Plan, an "affiliated company" is any other corporation (and its subsidiaries) in which the Company or its subsidiaries own stock possessing at least twenty percent of the total combined voting power of all classes of stock, and for all other purposes of the Plan, an "affiliated company" is any other corporation, at least twenty percent of the total combined voting power of all classes of stock of which is owned by the Company or by one or more other corporations in a chain of corporations, at least twenty percent of the stock of each of which is held by the Company or a subsidiary or another corporation within such chain.

ARTICLE II.  ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") consisting of three or more of the Company's directors to be appointed by the Board of Directors. No director shall become or remain a member of the Committee unless at the time of his exercise of any discretionary function as a Committee member such director is not eligible, and has not at any time within one year prior to the exercise of such discretion been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. The Committee shall have authority, consistent with the Plan:

                  (a) to determine which key employees of and consultants to the Company, its subsidiaries and affiliated companies shall be granted options;

                  (b) to determine the time or times when options shall be granted and the number of shares of Common Stock to be subject to each option;

                  (c) to determine the option price of the stock subject to each option and the method of payment of such price;


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                  (d) to determine the time or times when each option becomes exercisable, limitations on exercise, and the duration of the exercise period;

                  (e) to prescribe the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan, and to change such forms from time to time;

                  (f) to designate options granted to key employees of the Company or its "subsidiaries" under the Plan as "incentive stock options" ("ISOs"), as such terms are defined under the Internal Revenue Code;

                  (g) to adopt, amend and rescind rules and regulations for the administration of the Plan and the options and for its own acts and proceedings; and

                  (h) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan.

         All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

ARTICLE III.  PARTICIPANTS

         Key employees of and consultants to the Company, its subsidiaries or affiliated companies, including officers of the Company who are also employees (who may also be directors, but excluding members of the Committee, any person who serves only as a director or a non-employee officer of the Company and any consultant to the Company or any of its subsidiaries or affiliated companies who is not rendering services pursuant to a written agreement with the corporation in question), as may be selected from time to time by the Committee in its discretion, are eligible to receive options under the Plan. The grant of an option to an employee or consultant shall not entitle such individual to other grants or options, nor shall such grant disqualify such individual from further participation.

ARTICLE IV.  LIMITATIONS

         No options shall be granted under the Plan after December 31, 1999, but options theretofore granted may extend beyond that date. Subject to adjustment as provided in Article IX, the number of shares of Common Stock of the Company which may be issued under the Plan shall not exceed in the aggregate 8,160,000 shares; provided, however, that such total amount shall be reduced by the aggregate number of shares of the Company's Common Stock awarded under the Company's 1984 Restricted Stock Incentive Plan since the original adoption thereof (other than shares forfeited to the Company which are thereby available for further awards under Paragraph 2 of such Plan). To the extent that any option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any stock subject thereto, such stock shall thereafter be available for further grants under the Plan, within the limit specified above. If an option granted under the Plan


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shall be accepted for surrender pursuant to Article VIII, any stock covered by options so accepted shall not thereafter be available for the granting of other options under the Plan.

         Notwithstanding any provision to the contrary in the Plan, no option may be designated an ISO unless all of the following conditions are satisfied with respect to such option:

                  (a) Such option must be granted on or prior to May 1, 1994, and such option by its terms is not exercisable after the expiration of ten years from the date such option is granted;

                  (b) Either (i) the employee to whom such option is granted does not, determined at the time such option is granted, own capital stock representing more than ten percent of the voting power of all classes of stock of the Company, its parent or any of its subsidiaries, or (ii) the option price is at least 110 percent of the fair market value, determined at the time such option is granted, of the stock subject to such option and such option by its terms is not exercisable more than five years from the date it is granted;

                  (c) Such option by its terms is not exercisable while there is outstanding an ISO which was granted to the same employee at an earlier time. For purposes of this clause (c), an ISO which has not been exercised in full shall be deemed to be outstanding, notwithstanding any cancellation or termination thereof, until the expiration of the period during which it could have been exercised under its original terms; and

                  (d) The aggregate fair market value of the Common Stock subject to such option plus the aggregate fair market value of Common Stock subject to ISOs previously or concurrently granted to the same employee in the same calendar year (all determined at the respective dates of grant of such options) must not exceed $100,000 (the "Basic Amount") plus the sum of the "Carry-Over Amounts" for each of the three calendar years immediately preceding the year in which such option is granted. The "Carry-Over Amount", as used in this clause (d) for any calendar year, shall mean (i) fifty percent of the amount by which $100,000 exceeds the fair market value, determined at the time of grant, of Common Stock subject to ISOs which were granted during such calendar year to the employee for whom the Carry-Over Amount is being determined, or (ii) $50,000 in the case such employee has not in such calendar year been granted any ISO. No amount shall be included in a Carry-Over Amount for any year to the extent such amount was theretofore necessarily included as a Carry-Over Amount to permit the qualification of an ISO under this clause (d), and Carry-Over Amounts shall only be utilized to permit the qualification of an ISO under this clause (d) in the order in which they first arose and then only if the Basic Amount has not theretofore been utilized to permit such qualification.

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ARTICLE V.  STOCK TO BE ISSUED

         The stock as to which options may be granted is the Company's Common Stock, $1 par value. Such Stock may be authorized but unissued shares or shares of Common Stock reacquired by the Company, including but not limited to shares purchased on the open market. The Board of Directors and the officers of the Company shall take any appropriate action required for such issuance.

ARTICLE VI.  TERMS AND CONDITIONS OF OPTIONS

         All options granted under the Plan shall be subject to the following terms and conditions (except as otherwise provided in Article VII) and to such other terms and condition as the Committee shall deem appropriate.

         (a) Option Price. Each option granted hereunder shall have such per share option price as the Committee may determine, but not less than the fair market value of Common Stock of the Company on the date the option is granted.

         (b) Terms of Options. The term of an option shall not exceed eleven years from the date of grant. The date of grant shall be the date on which the option is awarded by the Committee.

         (c) Exercise of Options.

                  (i) Each option shall be made exercisable not less than six months from the date of grant and at such time or times, whether or not in installments, as the Committee shall prescribe at the time the option is granted.

                  (ii) A person electing to exercise an option shall give written notice to the Company, as may be specified by the Committee, of exercise of the option and of the number of shares of stock elected for exercise, such notice to be accompanied by such instruments or documents as may be required by the Committee, and such person shall at the time of such exercise tender the purchase price of the stock elected for exercise unless otherwise directed by the Committee.

                  (iii) (A) Notwithstanding any of the provisions of this Plan or instruments evidencing options heretofore or hereafter granted hereunder, in the case of a Change in Control of the Company, each Option then outstanding shall immediately become exercisable in full. A Change in Control shall occur if any of the events described below in subparagraphs (1), (2) or (3) shall have occurred, unless the holder of any such option shall have consented to the application of subparagraph
         (3) in lieu of subparagraphs (1) and (2):

                           (1) any "person" or "group of persons" as such terms
                  are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") other than pursuant to a transaction or agreement previously approved by the Board directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined


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                  in Rule 13d-3 under the Exchange Act) or has the right to
                  acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition), of voting securities representing 25% or more of the combined voting power of all outstanding voting securities of (A) the Company or (B) of Masco Corporation, a Delaware corporation ("Masco");

                           (2) during any period of twenty-four consecutive
                  calendar months, the individuals who at the beginning of such period constitute the Company's or Masco's Board of Directors, and any new directors whose election by either such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof; or

                           (3) during any period of twenty-four consecutive
                  calendar months, the individuals who at the beginning of such period constitute the Company's Board of Directors, and any new directors (other than Excluded Directors, as hereinafter defined), whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof. For purposes hereof, "Excluded Directors" are directors whose election by the Board or approval by the Board for stockholder election occurred within one year of any "person" or "group of persons", as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, commencing a tender offer for, or becoming the beneficial owner of, voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of the Company, other than pursuant to a tender offer approved by the Board prior to its commencement or pursuant to stock acquisitions approved by the Board prior to their representing 25 percent or more of such combined voting power.

                  (B)(1) In the event that subsequent to a Change in Control it is determined that any payment or distribution by the Company to or for the benefit of a participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, other than any payment pursuant to this subparagraph (B) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then such participant shall be entitled to receive from the Company, within 15 days following the determination described in (2) below, an additional payment ("Excise Tax Adjustment Payment") in an amount such that after payment by such participant of all applicable Federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes),


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         including any Excise Tax, imposed upon the Excise Tax Adjustment
         Payment, such participant retains an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the Payments.

                  (2) All determinations required to be made under this Article VI(c)(iii)(B), including whether an Excise Tax Adjustment Payment is required and the amount of such Excise Tax Adjustment Payment, shall be made by PricewaterhouseCoopers LLP, or such other national accounting firm as the Company, or, subsequent to a Change in Control, the Company and the participant jointly, may designate, for purposes of the Excise Tax, which shall provide detailed supporting calculations to the Company and the affected participant within 15 business days of the date of the applicable Payment. Except as hereinafter provided, any determination by PricewaterhouseCoopers LLP, or such other national accounting firm, shall be binding upon the Company and the participant. As a result of the uncertainty in the application of Section 4999 of the Code that may exist at the time of the initial determination hereunder, it is possible that (x) certain Excise Tax Adjustment Payments will not have been made by the Company which should have been made (an "Underpayment"), or (y) certain Excise Tax Adjustment Payments will have been made which should not have been made (an "Overpayment"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, such Underpayment shall be promptly paid by the Company to or for the benefit of the affected participant. In the event that the participant discovers that an Overpayment shall have occurred, the amount thereof shall be promptly repaid to the Company.

                  (3) This Article VI(c)(iii)(B) shall not apply to any option that was granted to an executive officer of the Company, as determined under the Exchange Act.

         (d) Payment for Issuance of Stock. Upon and at the time of exercise of any option granted pursuant to the Plan, payment in full shall be made for all such stock then being purchased either in cash or, at the discretion of the Committee, in whole or in part in Common Stock of the Company valued at its then fair market value. Notwithstanding the foregoing, the Committee may in its discretion permit the issuance of stock upon such other plan of payment as it deems reasonable, provided that the then unpaid portion of the purchase price shall be evidenced by a promissory note at such rate of interest and upon such other terms and conditions as the Committee shall deem appropriate. In all cases where stock is issued for less than present full payment of the purchase price, there shall be placed upon the certificate or certificates representing such stock a legend setting forth the amount paid at issuance, and the amount remaining unpaid thereon, and stating that the stock is subject to call for the remainder and may not be transferred by the holder until the balance due thereon shall be fully paid.

         The Committee, in its discretion and in accordance with the procedures established by the Committee, may permit a participant to satisfy, in whole or in part, the applicable income tax withholding obligations in connection with the exercise of a non-qualified stock option under the Plan by having withheld from the shares to be issued upon the exercise of the option or by delivering from shares of Common Stock of the Company owned by the participant such number of shares having a fair market value equal to the amount needed to satisfy such obligations.


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         (e) Conditions to Issuance. The Company shall not be obligated to issue any stock unless and until:

                  (i) in the event of the Company's outstanding Common Stock is at the time listed upon any stock exchange, the shares of stock to be issued have been listed, or authorized to be added to the list upon official notice of issuance, upon such exchange, and

                  (ii) in the opinion of the Company's counsel there has been compliance with applicable law in connection with the issuance and delivery of stock and such issuance shall have been approved by the Company's counsel.

Without limiting the generality of the foregoing, the Company may require from the participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the participant agree that any sale of the stock will be made only in such manner as shall be in accordance with law and that the participant will notify the Company of any intent to make any disposition of the stock whether by sale, gift or otherwise. The participant shall take any action reasonably requested by the Company in such connection. A participant shall have the rights of a stockholder only as and when shares of stock have been actually issued to the participant pursuant to the Plan.

         (f) Limits on Transferability of Options. No option may be transferred by the participant other than (i) by designation of beneficiary as provided in subsection (j) of this Article, or (ii) by will or the laws of descent and distribution, or (iii) to a revocable grantor trust established by the participant for the sole benefit of the participant during the participant's life, and under the terms of which the participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee, and the participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a participant may attempt to assign rights under such an Award does not meet the criteria of a trust to which an assignment is permitted by the terms hereof, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any such Options shall revert to and remain solely in the participant. Notwithstanding a qualified assignment, the participant, and not the trust to which rights under such an Option may be assigned, for the purpose of determining compensation arising by reason of the Option, shall continue to be considered an employee or consultant, as the case may be, of the Company or an affiliated company, but such trust and the participant shall be bound by all of the terms and conditions of this Plan and any written agreement, contract or other instrument or document evidencing any award granted under this Plan. Shares issued in the name of and delivered to such trust shall be conclusively considered issuance and delivery to the participant.

         (g) Consideration for Option. Each person receiving an option must agree to remain as an employee or consultant upon the terms of employment or the consulting arrangement then existing (unless different terms are mutually agreed upon) for at least one year from the date of the granting


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of the option, subject to the right of the Company, its subsidiary or affiliated company to terminate the participant's employment or consulting arrangement at any time.

         (h) Termination of Employment. If the employment of or consulting arrangement with a participant terminates for any reason (including termination by reason of the fact that such corporation is no longer a subsidiary of affiliated company) other than the participant's death or permanent and total disability or, in the case of an employee, retirement on or after normal retirement date, unless discharged for misconduct which in the opinion of the Committee casts such discredit on the participant as to justify termination of the option, the participant may thereafter exercise the option as provided below. If such termination is voluntary on the part of the participant, the option may be exercised only within ten days after the date of termination unless a longer period is permitted by the Committee in its discretion. If such termination is involuntary on the part of the participant, the option may be exercised within three months after the day of termination. Except as expressly provided in the Plan, in no event may a participant whose employment or consulting agreement has been terminated voluntarily or involuntarily exercise an option at a time when the option would not have been exercisable had the employment or consulting arrangement continued. Notwithstanding the foregoing, the Committee may by the express terms of the grant of the option extend the aforesaid periods of time within which the participant may exercise an option after the termination of employment or the consulting arrangement. For purposes of this Article VI(h), a participant's employment or consulting arrangement shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence (not to exceed one year unless otherwise approved by the Committee), (ii) in the case of a transfer of employment or the consulting arrangement among the Company, its subsidiaries and affiliated companies, or
(iii) by virtue of a change of status from employee to consultant or from consultant to employee. Unless otherwise expressly provided in the Plan or the grant of the option, an option may be exercised only to the extent exercisable on the date of termination of employment or of the consulting arrangement by reason of death, permanent and total disability, retirement or otherwise.

         (i) Retirement; Disability. If prior to the expiration date of an option the employee shall retire on or after normal retirement date or if the employment or consulting relationship is terminated by reason of permanent and total disability, such option may be exercised to the extent exercisable on the date of retirement or such termination, provided such option shall be exercised within three months of the date of retirement or such termination. Notwithstanding the foregoing, in its discretion the Committee may permit the exercise of an option held by a retired or disabled option holder upon other terms and conditions as it deems advisable under the circumstances, and if the period within which an option may be exercised has been extended the Committee may terminate all unexercised options if it shall determine that the participant has engaged in any activity detrimental to the Company's interests.

         (j) Death. If a participant dies at a time when entitled to exercise an option, then at any time or times within one year after death (or such further period as the Committee may allow) such option may be exercised, as to all or any of the shares which the participant was entitled to purchase immediately prior to death (unless the Committee shall have provided in the instrument evidencing such option that all shares covered by the option are subject to purchase upon death), by the person or persons designated in writing by the participant in such form of beneficiary designation as may


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be approved by the Company, or failing designation by the participant's personal representative, executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution. The Company may decline to deliver shares to a designated beneficiary until it receives indemnity against claims of third parties satisfactory to the Company. Except as so exercised such option shall expire at the end of such period.

ARTICLE VII.  REPLACEMENT OPTIONS

         The Committee may grant options under the Plan on terms differing from those provided for in Article VI where such options are granted in substitution for options held by employees of or consultants who have written agreement to render services to other entities who concurrently become employees of or consultants to the Company or a subsidiary or an affiliated company as the result of a merger, consolidation or other reorganization of such other entity with the Company or a subsidiary or an affiliated company, or the acquisition by the Company or a subsidiary or an affiliated company of the business, property or stock of such other entity. The Committee may direct that the substitute options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE VIII.  SURRENDER OF OPTIONS

         The Committee may, in its discretion and under such terms and conditions as it deems appropriate, accept the surrender by a participant of a presently exercisable right to purchase stock granted under an option and authorize payment by the Company in consideration therefor of an amount equal to the difference obtained by subtracting the option price of the stock from its fair market value on the date of such surrender, such payment to be in cash or shares of the Common Stock of the Company valued at fair market value on the date of such surrender, or partly in such stock and partly in cash, provided that the Committee determines such settlement is consistent with the purpose of the Plan.

ARTICLE IX.  CHANGES IN STOCK

         The Board of Directors is authorized to make such adjustments, if any, as it shall deem appropriate in the number and kind of shares which may be granted under the Plan, the number and kind of shares which are subject to options then outstanding and the purchase price of shares subject to such outstanding options, in the event of any change in capital or shares of capital stock, any special distribution to stockholders or any extraordinary transaction (including a merger, consolidation or dissolution) to which the Company is a party. The determination of the Board of Directors as to such matters shall be binding on all persons.

ARTICLE X.  EMPLOYMENT RIGHTS

         The adoption of the Plan does not confer upon any employee of or consultant to the Company or a subsidiary or an affiliated company any right to continue the employment or consulting relationship with the Company or a subsidiary or an affiliated company, as the case may be, nor does it in any way impair the right of the Company or a subsidiary or an affiliated company


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to terminate the employment of any of its employees or the consulting arrangement with any of its consultants at any time.

ARTICLE XI.  AMENDMENTS

         The Committee may at any time discontinue granting options under the Plan. The Board of Directors may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that except to the extent permitted under Article IX, without the approval of the stockholders of the Company no such amendment shall increase the maximum number of shares of stock available under the Plan, or alter the class of persons eligible to receive options under the Plan, or without the consent of the participant void or diminish options previously granted, nor increase or accelerate the conditions and actions required for the exercise of the same, except that nothing herein shall limit the Company's right to call stock, issued for deferred payment which is evidenced by promissory note where the participant is in default of the obligations on such note.













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